UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 27, 2007, we entered into a License and Distribution Agreement (the “Agreement”) with Yahoo! Inc. and its affiliates (“Yahoo!”) pursuant to which we agreed to distribute a version of Internet Explorer browser optimized for Yahoo! and a co-branded version of the Yahoo! Toolbar with our software products. Yahoo! will pay us fees under the Agreement based on the number of certain distributions or installations of the Yahoo! software. The Agreement also affects our ability to offer our software products with third party web browsers, toolbars and search services other than those provided by Yahoo!. As long as we meet certain conditions described in the Agreement, Yahoo! will provide us with certain web advertising services. Distribution pursuant to the Agreement is expected to commence in early November 2007 and the Agreement expires on December 31, 2009. Yahoo! may elect to terminate the Agreement if we fail to achieve a minimum distribution volume of the Yahoo! software for specific periods described in the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: September 27, 2007	By:	/s/ Johnny Y. Chen
	Name:	Johnny Y. Chen
	Title:	General Counsel